Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-260188

This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 29, 2024

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 12, 2021)

    Shares

Common Stock

This is an offering of    shares of common stock, par value $5.00 per share, of Renasant Corporation. We will receive all of the net proceeds from the sale of our common stock.

Our common stock is listed and traded on the New York Stock Exchange (“NYSE”) under the symbol “RNST.” The last trading price of our common stock as reported on the NYSE on July 26, 2024 was $37.09 per share.

Investing in our common stock involves risks. We urge you to carefully read about factors you should consider before making a decision to invest in our common stock in the sections entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 16 of our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, if any, filed with the Securities and Exchange Commission (the “SEC”), which are incorporated herein by reference.

The shares of our common stock offered by this prospectus supplement are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

	Per Share	Total(1)
Price to the public	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to Renasant Corporation (before expenses)	$	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.
(2)	See “Underwriting” for a description of other compensation payable to the Underwriters.

We have granted the underwriters an option for 30 days from the date of this prospectus supplement to purchase up to an additional     shares of our common stock. See “Underwriting” for more information.

None of the SEC, any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock on or about     , 2024.

Stephens Inc.	Raymond James

Prospectus Supplement dated    , 2024

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement or the prospectus conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.

The accompanying prospectus is part of a registration statement on Form S-3 (File No. 333-260188) that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell common stock, preferred stock, depositary shares, debt securities, rights, warrants or units, or any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation of Certain Documents by Reference.”

The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of shares of common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

In this prospectus supplement, references to the “Company,” “Renasant,” “we,” “us,” “our” or similar references mean Renasant Corporation together with any of its subsidiaries, unless the context indicates otherwise.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability or completeness of, any different or additional information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or the documents incorporated by reference herein or therein is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the common stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov and on the investor relations page of our website at https://www.renasant.com, under the “SEC Filings” tab. Except for those SEC filings incorporated by reference into this prospectus supplement, none of the other information on, or accessible through, these websites constitutes a part of this prospectus supplement or the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 23, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 8, 2024;

•

our definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Shareholders, filed on March 13, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•	our Current Reports on Form 8-K, filed on April 23, 2024, April 25, 2024, July 2, 2024 and July 29, 2024; and

•

the description of our common stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), included in Exhibit 4(viii) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 27, 2020.

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until we complete the offering of the shares of common stock offered by this prospectus supplement (other than any information furnished, including, without limitation, our compensation committee report in our definitive Proxy Statement on Schedule 14A and our stock performance graph in our Annual Report on Form 10-K, and information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless we specifically state that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Renasant Corporation

209 Troy Street

Tupelo, Mississippi, 38804-4827

Attention: Corporate Secretary

(662) 680-1001

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain statements regarding the Company that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives, including after giving effect to the Company’s Merger (as defined below) with The First (as defined below) and the offering contemplated by this prospectus supplement, and are based on the current beliefs and expectations of management. These forward-looking statements include the proposed offering of the Company’s common stock contemplated by this prospectus supplement and expectations relating to the anticipated opportunities and financial and other benefits of the Merger, and the projections of, or guidance on, the Company’s or the combined company’s future financial performance, asset quality, liquidity, capital levels, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Company’s business or financial results.

The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material.

Important factors currently known to management that could cause our actual results to differ materially from those in forward-looking statements include the following:

•

the Company’s ability to efficiently integrate acquisitions, including as a result of the Merger, into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management;

•	the effect of economic conditions and interest rates on a national, regional or international basis;

•	timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings;

•	competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, factoring, mortgage lending and auto lending industries;

•	the financial resources of, and products available from, competitors;

•	changes in laws and regulations as well as changes in accounting standards;

•	changes in policy by regulatory agencies;

•	changes in the securities and foreign exchange markets;

•	the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth;

•

changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of our investment securities portfolio;

•	an insufficient allowance for credit losses as a result of inaccurate assumptions;

•

changes in the sources and costs of the capital we used to make loans and otherwise fund our operations due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings;

•	general economic, market or business conditions, including the impact of inflation;

•	changes in demand for loan products and financial services;

•	concentrations of deposit or credit exposure;

•	changes or the lack of changes in interest rates, yield curves and interest rate spread relationships;

•	increased cybersecurity risk, including potential network breaches, business disruptions or financial losses;

•	civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area;

•	the impact, extent and timing of technological changes;

•

the possibility that the anticipated benefits of the Merger, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or challenges arising from, the integration of the acquired assets and assumed liabilities into the Company, potential adverse reactions or changes to business or employee relationships, or as a result of other unexpected factors or events;

•	the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the Merger;

•	potential exposure to unknown or contingent risks and liabilities we have acquired, or may acquire, or target for acquisition, including in connection with the Merger;

•

geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, including the war between Russia and Ukraine and escalating conflict in the Middle East, which could impact business and economic conditions in the United States and abroad; and

•	other circumstances, many of which are beyond management’s control.

You are urged to carefully consider the risks described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

SUMMARY

The following summary is qualified in its entirety by, and should thus be read together with, the more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference herein before making an investment decision.

Renasant Corporation

Renasant Corporation, a Mississippi corporation incorporated in 1982, owns and operates Renasant Bank, a Mississippi banking corporation with operations throughout the Southeast as well as offering factoring and asset-based lending on a nationwide basis. Renasant Bank, in turn, owns and operates Park Place Capital Corporation, a Tennessee corporation with operations across Renasant’s footprint, and Continental Republic Capital, LLC (doing business as “Republic Business Credit”), a Louisiana limited liability company with nationwide operations. In this prospectus supplement, Renasant Bank is sometimes referred to as the “Bank.”

Renasant is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and as a result is subject to regulation by the Federal Reserve. The Bank is a commercial bank chartered under the laws of the State of Mississippi (it is not a member of the Federal Reserve System) and is subject to regulation by the Mississippi Department of Banking and Consumer Finance (“DBCF”) and by the FDIC.

Substantially all of Renasant’s business activities are conducted through, and substantially all of its assets and revenues are derived from, the operations of its community banks segment, which offers a complete range of banking and financial services to individuals and businesses of all sizes. In addition, Renasant operates a wealth management segment, through which it offers fiduciary, custodial and specialized products services to its customers and operated an insurance segment through which it operated a full-service insurance agency, until Renasant’s sale of the agency’s assets effective July 1, 2024, as described below.

Recent Developments

The First Transaction

The following section includes certain combined franchise forward-looking data, after giving effect to the Merger. These combined franchise forward-looking financial data are for illustrative purposes only and should not be relied on as necessarily being indicative of future results as they are subject to numerous assumptions and estimates, some of which have not been made by the Company or The First. The assumptions and estimates underlying the combined franchise forward-looking data are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such data. Inclusion of combined franchise forward-looking financial data in this document should not be regarded as a representation by any person that the results contained in such data will be achieved. See “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors—Risks Related to the Merger.”

On July 29, 2024, the Company and The First Bancshares, Inc., a bank holding company formed as a Mississippi corporation (“The First”), announced that they have entered into an agreement and plan of merger, dated as of July 29, 2024 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, among other things, The First will merge with and into the Company, with the Company as the surviving entity in such merger (the “Merger”). Immediately following the Merger, The First’s subsidiary bank and the Bank will enter into a subsidiary plan of merger, pursuant to which The First’s subsidiary bank will merge with and into the Bank immediately after the Merger, with the Bank as the surviving entity in such merger. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of The First will be converted into the right to receive 1.00 share of common stock of Renasant, with cash to be paid in lieu of any fractional shares.

The First is a community-focused financial institution headquartered in Hattiesburg, Mississippi and operating in Mississippi, Alabama, Florida, Georgia and Louisiana. It offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that it serves. These services include consumer and commercial loans, deposit accounts and safe deposit services.

The Company anticipates that the Merger will:

•	Add scale with meaningful market overlap and facilitate meaningful profitability improvement;

•	Strengthen its demographic profile with increased density in high growth markets;

•	Lead to meaningful earnings per share accretion and reasonable tangible book value earnback;

•

Have a reduced integration risk profile due to the familiarity between the two companies, the cultural similarities between them, and the merger integration experience of their respective management teams; and

•	Result in stronger overall capital and liquidity, positioning the combined company for continued growth.

The statements regarding earnings per share accretion and tangible book value earnback above are based on consensus estimates through 2025 and assume 5% annual net income growth thereafter for both Renasant and The First. They assume (i) completion of the Merger and (ii) consummation of the offering of the Company’s common stock contemplated by this prospectus supplement (assuming a base offering of $150 million and full exercise of the underwriters’ option to purchase an additional 15% of the base offering).

They further assume the accuracy of the following assumptions and estimates: (i) cost savings of 30% of The First’s 2025 noninterest expense, 40% realized in the second half of 2025 and 100% thereafter; (ii) $75 million in after-tax merger charges; (iii) 3.0% core deposit intangible amortized over 10 years applying sum of the years’ digits; (iv) 1.50% allowance for credit losses with 35% allocated to purchased credit deteriorated (“PCD”) loans established at close and 65% allocated to non-PCD loans established through provision following close; (iv) accretable loan credit mark of $48 million net of remaining existing marks; (v) 3.6% loan interest rate write-down, or $189 million; (vi) $40 million held-to-maturity securities write-down; (vii) a write-down on deposits, subordinated debt and trust preferred securities of $8.5 million; (viii) the sale of The First’s securities portfolio and reinvestment in higher yielding assets at close; (ix) a fixed asset write-up of $18.5 million; and (x) an approximate $10 million annual pre-tax reduction in noninterest income related to Durbin interchange impact and certain other consumer fees.

The summary of selected provisions of the Merger Agreement appearing above is not complete and is qualified in its entirety by the full text of the Merger Agreement, which is included as an exhibit to our Current Report on Form 8-K filed with the SEC on July 29, 2024. We urge you to read the Merger Agreement for a more complete description of the Merger.

Community Benefit Plan

On July 29, 2024, the Company announced its commitment to a $10.3 billion, five-year Community Benefit Plan focused on fostering economic growth, access to financial services and inclusion in the Company’s and The First’s combined footprint, following the Merger closing.

Financial Highlights of Renasant for the Quarter Ended June 30, 2024

The following presents certain unaudited financial information of Renasant as of and for the quarter ended June 30, 2024. The following results are preliminary in nature and based upon currently available information. In the opinion of Renasant management, such unaudited financial information includes all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of Renasant’s financial position and results of operations for such period. These results are also subject to further revision based upon Renasant’s review and the review of its independent auditors and an audit by its independent auditors of its annual results for the year ended December 31, 2024. Therefore, no assurance can be given that, upon completion of Renasant’s review and the review of its independent auditors, Renasant will not report materially different financial results than those set forth below. In addition, there can be no assurance that Renasant’s results for this period will be indicative of its results for the entire year ending December 31, 2024.

Selected Income Statement Items (unaudited)

	Three Months Ended
(Dollars in thousands, except earnings per share)	June 30, 2024	March 31, 2024	June 30, 2023
Net interest income	$125,026	$123,290	$130,216
Provision for credit losses	3,300	2,438	2,000
Noninterest income	38,762	41,381	17,226
Noninterest expense	111,976	112,912	110,165
Income taxes	9,666	9,912	6,634
Net income	38,846	39,409	28,643
Basic earnings per share	0.69	0.70	0.51
Diluted earnings per share	$0.69	$0.70	$0.51

Selected Balance Sheet Items (unaudited)

	As of
(Dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Cash and cash equivalents	$851,906	$844,400	$946,899
Securities held to maturity, at amortized cost	1,174,663	1,199,111	1,273,044
Securities available for sale, at fair value	749,685	764,486	950,930
Loans held for investment	12,604,755	12,500,525	11,930,516
Total assets	17,510,391	17,345,741	17,224,342
Total deposits	14,255,213	14,237,163	14,095,361
Total liabilities	15,155,690	15,023,391	15,015,714
Total shareholders’ equity	$2,354,701	$2,322,350	$2,208,628

Selected Ratios (unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Return on average assets	0.90%	0.92%	0.66%
Return on average equity	6.68%	6.85%	5.18%
Net interest margin	3.31%	3.30%	3.45%
Cost of total deposits	2.47%	2.35%	1.50%
Loan yield	6.41%	6.30%	5.93%
Efficiency ratio	67.31%	67.52%	73.29%

	As of
	June 30, 2024	March 31, 2024	June 30, 2023
Allowance for credit losses on loans / total loans	1.59%	1.61%	1.63%
Nonperforming assets / total assets	0.60%	0.48%	0.56%
Annualized net loan charge-offs / average loans	0.18%	0.01%	0.13%

Financial Highlights of The First for the Quarter Ended June 30, 2024

The following presents certain unaudited financial information of The First as of and for the quarter ended June 30, 2024. The following results are preliminary in nature and based upon currently available information. In the opinion of The First management, such unaudited financial information includes all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of The First’s financial position and results of operations for such period. These results are also subject to further revision based upon The First’s review and the review of its independent auditors and an audit by its independent auditors of its annual results for the year ended December 31, 2024. Therefore, no assurance can be given that, upon completion of The First’s review and the review of its independent auditors, The First will not report materially different financial results than those set forth below. In addition, there can be no assurance that The First’s results for this period will be indicative of its results for the entire year ending December 31, 2024.

Selected Income Statement Items (unaudited)

	Three Months Ended
(Dollars in thousands, except earnings per share)	June 30, 2024	March 31, 2024	June 30, 2023
Net interest income	$57,794	$57,341	$66,030
Provision for credit losses	1,650	—	1,250
Noninterest income	13,319	12,679	12,423
Noninterest expense	44,089	43,425	46,899
Income taxes	5,677	5,967	6,525
Net income	19,697	20,628	23,779
Basic earnings per share	0.62	0.66	0.76
Diluted earnings per share	$0.62	$0.65	$0.75

Selected Balance Sheet Items (unaudited)

	As of
(Dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Cash and cash equivalents	$207,606	$339,964	$194,050
Securities held to maturity, at amortized cost	607,502	622,574	663,473
Securities available for sale, at fair value	1,124,462	1,088,568	1,199,103
Total loans held for investment	5,250,893	5,139,952	5,010,925
Total assets	7,965,800	7,963,759	7,862,108
Total deposits	6,626,117	6,710,355	6,492,267
Total liabilities	6,993,915	7,003,847	6,962,662
Total shareholders’ equity	$971,885	$959,912	$899,446

Selected Ratios (unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Return on average assets	0.99%	1.03%	1.21%
Return on average equity	8.17%	8.66%	10.55%
Net interest margin	3.26%	3.20%	3.76%
Cost of total deposits	1.78%	1.78%	0.91%
Loan yield	6.02%	6.11%	5.99%
Efficiency ratio	61.14%	61.15%	59.02%

	As of
	June 30, 2024	March 31, 2024	June 30, 2023
Allowance for credit losses on loans / total loans	1.05%	1.05%	1.05%
Nonperforming assets / total assets	0.26%	0.23%	0.28%
Annualized net loan charge-offs / average loans	0.036%	0.006%	0.070%

Sale of Insurance Business

On July 2, 2024, the Company announced that it had sold the assets of its insurance subsidiary to Sunstar Insurance Group, LLC, effective as of July 1, 2024, for cash proceeds to Renasant Bank of $56.4 million. The sale resulted in an estimated after-tax impact to earnings of $36.4 million, which is net of estimated transaction-related expenses.

Additional Information

Our common stock is traded on the NYSE under the symbol “RNST.” Our principal executive office is located at 209 Troy Street, Tupelo, Mississippi 38804-4827, and our telephone number is (662) 680-1001. We maintain a website at www.renasant.com. The foregoing Internet website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	Renasant Corporation, a Mississippi corporation

Common Stock Offered	shares (or shares if the underwriters exercise their option to purchase additional shares in full)

Common Stock Outstanding After This Offering	shares (or shares if the underwriters exercise their option to purchase additional shares in full)

Public Offering Price Per Share	$

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes to support our continued growth, including investments in the Bank and future strategic acquisitions. See “Use of Proceeds.”

Market and Trading Symbol for the Common Stock	Our common stock is listed and traded on the NYSE under the symbol “RNST.”

Lock-up Agreement	Each of our directors and executive officers has entered into a lock-up agreement, which agreements restrict such persons from engaging in certain transactions in our securities for a period of 60 days from the date of this prospectus supplement without the consent of Stephens Inc., subject to certain customary exceptions.

Risk Factors	An investment in our common stock is subject to risks. Please refer to “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before making a decision to invest in shares of our common stock.

Unless otherwise noted, references in this prospectus supplement to the number of shares of our common stock outstanding after this offering are based on 56,367,924 shares of our common stock issued and outstanding as of July 18, 2024. Except as otherwise indicated, the information in this prospectus supplement:

•	excludes 1,081,211 shares that may be issued pursuant to unvested restricted stock units as of July 18, 2024;

•	excludes 2,928,801 treasury shares as of July 18, 2024;

•	excludes 2,440,393 shares of common stock reserved for issuance under our employee benefit plans;

•

excludes shares of our common stock that we anticipate issuing to The First’s shareholders in connection with the Merger (would have been approximately 31,204,694 shares, if the Merger had closed on July 18, 2024); and

•	assumes no exercise of the underwriters’ option to purchase additional shares of our common stock.

RISK FACTORS

An investment in shares of our common stock is subject to certain risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you decide to invest in our common stock, you should consider the risk factors below relating to the offering, under “Cautionary Statement Regarding Forward-Looking Information” in this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Further, additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also adversely affect us.

Risks Related to the Offering and the Ownership of our Common Stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of our common stock owned by you at times or at prices you find attractive.

The trading price of our common stock may fluctuate significantly as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•

changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other financial institutions;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	strategic announcements or actions by us or our competitors regarding acquisitions, restructurings, dispositions, financings or other material events, including the Merger;

•	actions by our current shareholders, including sales of common stock by existing shareholders and/or directors and executive officers;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends or share repurchases;

•	proposed or adopted regulatory changes or legislative developments that involve or affect or may involve or affect our industry generally or our business and operations specifically;

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•	domestic and international economic factors unrelated to our performance; or

•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

The stock markets in general have experienced substantial price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations have in the past and may in the future adversely affect the trading price of our common stock.

The trading volume in our common stock is less than that of other bank holding companies.

Although our common stock is listed for trading on the NYSE, the average daily trading volume in our common stock is generally less than that of many of our competitors and other bank holding companies that are publicly-traded. For the quarter ended June 30, 2024, the average daily trading volume for Renasant common stock was 229,394 shares per day. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Significant sales of our common stock, or the expectation of these sales, could cause volatility in the price of our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described in “Underwriting,” we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of our common stock or preferred stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to shareholders of our common stock. Holders of shares of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of this offering, other capital raising strategies, sales of shares of our common stock or other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

As discussed elsewhere in this prospectus supplement, in connection with the closing of the Merger, we expect to issue one share of our common stock per share of The First common stock outstanding immediately prior to the closing. As of July 18, 2024, The First had approximately 31,204,694 shares of common stock outstanding, and we expect that number will increase prior to the closing of the Merger. The issuance of our common stock in connection with the closing of the Merger will dilute your percentage ownership of Renasant. Furthermore, if we issue additional shares, or securities convertible into or exercisable for shares such as options, warrants, preferred stock or convertible notes, in the future to acquired entities and their equity holders, our business associates, or other strategic partners or in follow-on public or private offerings, the newly issued shares will further dilute your percentage ownership.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

If you purchase shares in this offering, the value of your shares based on our actual book value will immediately be less than the offering price you paid. As a result, investors purchasing stock in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation.

You may not receive dividends on the common stock.

We are a bank holding company that conducts substantially all of our operations through the Bank and its subsidiaries. As a result, our ability to make dividend payments on the common stock depends primarily upon the results of operations of the Bank and its subsidiaries and on certain federal and state regulatory considerations and the receipt of dividends and other distributions from the Bank. See “—We are a bank holding company and rely on dividends from the Bank for substantially all of our revenue and our ability to make dividends, distributions and other payments” below.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. During times of financial or market stress, which may adversely impact earnings or alternative methods of raising capital, we may be required or may deem it prudent to reduce dividends on our common stock in order to build or conserve capital.

Although we have historically declared cash dividends on our common stock, we are not required to do so. We have in the past and may in the future further reduce or eliminate our common stock dividend to further preserve capital in light of the challenges facing the banking industry and regulatory constraints or for other reasons. Any such reduction or elimination could also adversely affect the market price of our common stock. In determining the amount of any future dividends, our board of directors will consider economic and market conditions, our financial condition and operating results and other factors, including contractual restrictions and applicable governmental regulations and policies (such as those relating to the ability of bank and non-bank subsidiaries to pay dividends to the parent company).

We are a bank holding company and rely on dividends from the Bank for substantially all of our revenue and our ability to make dividends, distributions and other payments.

We are a separate and distinct legal entity from the Bank and its subsidiaries, and we depend on the payment of dividends from the Bank for substantially all of our revenues. As a result, our ability to make dividend payments on our common stock depends primarily on certain federal and state regulatory considerations and the receipt of dividends and other distributions from the Bank. There are various regulatory and prudential supervisory restrictions, which may change from time to time, on the ability of the Bank to pay dividends or make other payments to us, and on our ability to pay dividends to our shareholders.

Under Mississippi law, a Mississippi bank may not pay dividends unless its earned surplus is in excess of three times capital stock. A Mississippi bank with earned surplus in excess of three times capital stock may pay a dividend, subject to the approval of the DBCF. In addition, the FDIC also has the authority to prohibit the Bank from engaging in business practices that the FDIC considers to be unsafe or unsound, which, depending on the financial condition of the Bank, could include the payment of dividends. Accordingly, the approval of the DBCF is required prior to the Bank paying dividends to the Company, and under certain circumstances the approval of the FDIC may be required.

Under Federal Reserve policy, in general a bank holding company should pay dividends only when (1) its net income available to shareholders over the last four quarters (net of dividends paid) has been sufficient to fully fund the dividends, (2) the prospective rate of earnings retention appears to be consistent with the capital needs and overall current and prospective financial condition of the bank holding company and its subsidiaries and (3) the bank holding company will continue to meet minimum regulatory capital adequacy ratios after giving effect to the dividend.

The Federal Reserve provided guidance on the criteria it uses to evaluate a bank holding company’s request to pay dividends in an aggregate amount that will exceed the company’s earnings for the period in which the dividends will be paid. For purposes of this analysis, “dividend” includes not only dividends on preferred and common equity but also dividends on debt underlying trust preferred securities and other Tier 1 capital instruments. The criteria evaluates whether the holding company (1) has net income over the past four quarters sufficient to fully fund the proposed dividend (taking into account prior dividends paid during this period), (2) is considering stock repurchases or redemptions in the quarter, (3) does not have a concentration in commercial real estate and (4) is in good supervisory condition, based on its overall condition and its asset quality risk. A holding company not meeting these criteria will require more in-depth consultations with the Federal Reserve.

For additional information regarding the regulatory restrictions applicable to us and our subsidiaries, see “Item 1. Business—Supervision and Regulation—Supervision and Regulation of Renasant Bank” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein.

Our common stock is equity and therefore is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness of, and other non-common equity claims against, our subsidiaries, including deposits.

Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock rank junior to all of our current and future indebtedness and to non-equity claims against us, including in the event of liquidation. As of March 31, 2024, we had approximately $314.8 million of subordinated notes outstanding and trust preferred securities and accompanying junior subordinated debentures with a carrying value of approximately $113.2 million.

We may make additional offerings of debt securities, including trust preferred securities and senior or subordinated notes. In addition, our board of directors is authorized to issue classes or series of preferred stock without any action on the part of the holders of our common stock. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock could be adversely affected.

Furthermore, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary, including any depositors, will have a prior claim on its assets. Our right to participate in any distribution of assets of any of our subsidiaries upon its liquidation or otherwise, and thus your ability as a holder of the common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of such subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, our common stock is effectively subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposits.

We will have broad discretion over the use of proceeds from this offering; this offering is not conditioned upon the closing of, and we are not required to use the net proceeds therefrom towards costs associated with, the Merger.

The proceeds from this offering will not be designated for a specific use. This offering is not conditioned upon the closing of, and we are not required to use the net proceeds towards costs associated with, the Merger. Under these circumstances, our board of directors and management will have broad discretion to use the proceeds of this offering in our business, including for general corporate purposes. Our shareholders may not agree with the manner in which our management chooses to allocate and invest the net proceeds. We may not be successful in using the net proceeds from this offering to increase our profitability or market value, and we cannot predict whether the proceeds will be invested to yield a favorable return.

Anti-takeover provisions could negatively impact our shareholders.

Provisions of federal and Mississippi law and of our Articles of Incorporation, as amended (the “Articles”), and Amended and Restated Bylaws, as amended (the “Bylaws”), could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring 10% or more (5% or more if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our Company without prior notice or application to, and approval from, the Federal Reserve.

Furthermore, our Articles and Bylaws include certain provisions which may be considered to be “anti-takeover” in nature because they may have the effect of discouraging or making more difficult the acquisition of control over us by means of a hostile tender offer, exchange offer, proxy contest or similar transaction, such as a “fair price” provision included in our Articles. These provisions are intended to protect our shareholders by providing a measure of assurance that our shareholders will be treated fairly in the event of an unsolicited takeover bid and by preventing a successful takeover bidder from exercising its voting control to the detriment of the other shareholders. However, the anti-takeover provisions set forth in our Articles and Bylaws, taken as a whole, may discourage a hostile tender offer, exchange offer, proxy solicitation or similar transaction relating to our common stock. To the extent that these provisions actually discourage such a transaction, holders of our common stock may not have an opportunity to dispose of part or all of their stock at a higher price than that prevailing in the market.

Furthermore, our board of directors is authorized to issue, without any further approval from our shareholders, a series of preferred stock with the designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions, as the board of directors determines in its discretion. This authorization may operate to provide anti-takeover protection for us. In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not believe is in our or our shareholders’ best interests, the board of directors has the ability to quickly issue shares of preferred stock with certain rights, preferences and limitations that could make the proposed takeover attempt more difficult to complete. Such preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.” The authorization to issue preferred stock may also benefit present management. A potential acquiror may be discouraged from attempting a takeover because the board possesses the authority to issue preferred stock. Thus, management may be able to retain its position more easily.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described herein, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you could lose some or all of your investment.

Risks Related to the Merger

Failure to complete the Merger could negatively affect our share price, future business and financial results.

Although we anticipate closing the Merger in the first half of 2025, we cannot guarantee when, or whether, the Merger will be completed. The completion of the Merger is subject to a number of customary conditions which must be fulfilled in order to complete the merger.

If the Merger is not completed for any reason, our ongoing business and financial results may be adversely affected and we will be subject to several risks, including:

•	having to pay certain significant transaction costs without realizing any of the anticipated benefits of completing the Merger;

•	failing to pursue other beneficial opportunities due to the focus of our management on the Merger, without realizing any of the anticipated benefits of completing the Merger;

•	declines in our share price to the extent that the current market prices reflect an assumption by the market that the Merger will be completed; and

•	becoming subject to litigation related to any failure to complete the Merger.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated, cannot be met, or that could have an adverse effect on the combined company following the consummation of the Merger.

Before the Merger may be completed, various approvals, consents and/or non-objections must be obtained from bank regulatory authorities, including the Federal Reserve, FDIC, and the DBCF. Additionally, the U.S. Department of Justice has between 15 and 30 days following approval of the Merger by the Federal Reserve and FDIC, respectively, to challenge the approval on antitrust grounds.

In determining whether to grant their approvals, the regulatory agencies consider a variety of factors, including the regulatory standing of each party. These approvals could be delayed or not obtained at all, including due to an adverse development in either party’s regulatory standing or in any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political or regulatory environment generally.

The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the Merger. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the Merger, imposing additional material costs on or materially limiting the revenues of the combined company following the Merger or otherwise reduce the anticipated benefits of the Merger if the Merger were consummated successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the Merger. The completion of the Merger is conditioned on the receipt of the requisite regulatory approvals without the imposition of any materially financially burdensome regulatory condition and the expiration of all statutory waiting periods. Additionally, the completion of the Merger is conditioned on the absence of certain laws, orders, injunctions or decrees issued by any court or governmental entity of competent jurisdiction that would prevent, prohibit or make illegal the completion of the Merger or any of the other transactions contemplated by the Merger Agreement.

The federal banking agencies are in the process of revising their merger policies. In March 2024, the FDIC published proposed revisions to its Statement of Policy on Bank Merger Transactions that may change the way the FDIC reviews bank merger applications. While the Federal Reserve has not issued a similar proposal, Federal Reserve Vice Chair for Supervision Michael Barr has stated that the Federal Reserve is working with the Department of Justice to update guidelines setting forth standards for the review of the competitive impact of a transaction. These pending regulatory revisions create uncertainty regarding the standards that the agencies may apply to their review of bank mergers and may make it more difficult and/or costly to obtain regulatory approval or otherwise result in more burdensome conditions in approval orders than the agencies have previously imposed. Additionally, the agencies may begin to apply new standards before they formally finalize the changes to their merger policies.

Our ongoing business and financial results may be adversely affected by a delay in receipt of necessary regulatory approvals, a denial of a regulatory application, or the imposition of a burdensome regulatory condition.

Combining Renasant and The First may be more difficult, costly or time consuming than expected, and we may fail to realize the anticipated benefits of the Merger.

The success of the Merger will depend on, among other things, our ability to integrate The First into our business in a manner that facilitates growth opportunities and achieves the anticipated benefits of the Merger, including those described under “Summary—Recent Developments—The First Transaction.” If we are not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings and anticipated benefits of the Merger could be less than anticipated, and integration may result in additional unforeseen expenses.

There is a significant degree of difficulty inherent in the process of integrating an acquisition, including challenges consolidating certain operations and functions (including regulatory functions), integrating technologies, organizations, procedures, policies and operations, addressing differences in the business cultures of Renasant and The First and retaining key personnel. The integration will be complex and time consuming and may involve delays or additional and unforeseen expenses. The integration process and other disruptions resulting from the Merger may also disrupt our ongoing business. Any failure to successfully or cost-effectively integrate The First following the closing of the Merger as well as any delays encountered in the integration process, could have an adverse effect on the revenues, levels of expenses and operating results of the combined company following the completion of the Merger, which may adversely affect the value of the common stock of the combined company following the completion of the merge.

Shareholder litigation could prevent or delay the completion of the Merger or otherwise negatively impact our business, financial condition and results of operations.

Shareholders of Renasant and/or The First may file lawsuits against Renasant, The First and/or the directors and officers of either company in connection with the Merger. One of the conditions to the closing of the Merger is that no law, order, injunction or decree issued by any court or governmental entity of competent jurisdiction would restrict, prohibit or make illegal the completion of the Merger or any of the other transactions contemplated by the Merger Agreement be in effect. If any plaintiff were successful in obtaining an injunction prohibiting Renasant or The First from completing the Merger or any of the other transactions contemplated by the Merger Agreement, then such injunction may delay or prevent the effectiveness of the Merger and could result in significant costs to us, including any cost associated with the indemnification of our directors and officers. We may incur costs in connection with the defense or settlement of any shareholder lawsuits filed in connection with the Merger. Shareholder lawsuits may divert management attention from management of our business or operations. Such litigation could have an adverse effect on our business, financial condition and results of operations and could prevent or delay the completion of the Merger.

We and The First will be subject to various uncertainties while the Merger is pending that could adversely affect our financial results or the anticipated benefits of the Merger.

Uncertainty about the effect of the Merger on counterparties to contracts, employees and other parties may have an adverse effect on us or the anticipated benefits of the Merger. These uncertainties could cause contract counterparties and others who deal with us or The First to seek to change existing business relationships with us or The First, and may impair our and The First’s ability to attract, retain and motivate key personnel until the Merger is completed and for a period of time thereafter. Employee retention and recruitment may be particularly challenging prior to completion of the Merger, as our employees and prospective employees, and the employees and prospective employees of The First, may experience uncertainty about their future roles with us following the Merger.

The pursuit of the Merger and the preparation for the integration of the two companies may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect our financial results prior to and/or following the completion of the Merger and could limit us from pursuing attractive business opportunities and making other changes to our business prior to completion of the Merger or termination of the Merger Agreement.

The First may have liabilities that are not known to us.

In connection with the Merger, we will assume all of The First’s liabilities by operation of law. There may be liabilities that we failed or were unable to discover in the course of performing due diligence investigations into The First, or we may not have correctly assessed the significance of certain liabilities of The First identified in the course of our due diligence. Any such liabilities, individually or in the aggregate, could have an adverse effect on our business, financial condition and results of operations.

We expect to incur substantial transaction costs in connection with the Merger.

We expect to incur a significant amount of non-recurring expenses in connection with the Merger, including legal, accounting, consulting and other expenses. In general, these expenses are payable by us whether or not the Merger is completed. Additional unanticipated costs may be incurred following consummation of the Merger in the course of the integration of our businesses and the business of The First. We cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the two businesses will offset the transaction and integration costs in the near term, or at all.

The unaudited pro forma financial information included in and incorporated by reference into this prospectus supplement is presented for illustrative purposes only and does not purport to be indicative of our financial condition or results of operations following the completion of the Merger.

The unaudited pro forma financial information included in and incorporated by reference into this prospectus supplement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an indication of our financial condition or results of operations following the consummation of the offering made pursuant to this prospectus supplement or the Merger for several reasons. Our actual financial condition and results of operations following the consummation of the offering made pursuant to this prospectus supplement and the Merger may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the consummation of the offering made pursuant to this prospectus supplement and the Merger. Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.

The Merger may be completed on different terms from those contained in the Merger Agreement.

Prior to the completion of the Merger, we and The First may, by mutual agreement, amend or alter the terms of the Merger Agreement, including with respect to, among other things, the merger consideration or any covenants or agreements with respect to the parties’ respective operations during the pendency of the Merger Agreement. Any such amendments or alterations may have negative consequences to us.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $    million (or approximately $    million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes to support our continued growth, including investments in the Bank and future strategic acquisitions.

Our management will have broad discretion in the use of the net proceeds from the sale of common stock. Pending the use of the net proceeds of this offering as described above (or for other purposes), we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2024:

•	on an actual basis;

•

on an as adjusted basis to reflect the sale of    shares of our common stock offered by us at the public offering price of $    per share in this offering, after deducting underwriting discounts and our estimated offering expenses (assuming the underwriters’ option to purchase additional shares from us is not exercised), as if it had occurred on March 31, 2024; and

•

on a pro forma combined basis to give effect to (i) the consummation of the Merger, as if it had occurred on March 31, 2024, and (ii) the offering contemplated by this prospectus supplement, as set out in the immediately preceding bullet.

The below does not give effect to any occurrences since March 31, 2024, except as described above, including our previously announced sale of the assets of our insurance subsidiary, effective July 1, 2024. This table contains unaudited information and should be read in conjunction with, and is qualified in its entirety by reference to, the pro forma data in Exhibit 99.5 to our Current Report on Form 8-K filed July 29, 2024 and our historical financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, in each case incorporated by reference into this prospectus supplement.

	As of March 31, 2024
(Dollars in thousands)	Actual	As Adjusted		Pro Forma Combined
Liabilities
Total deposits	$14,237,163	$		$
Short-term borrowings	108,121
Long-term debt	428,047
Other liabilities	250,060

Total liabilities	$15,023,391

Shareholders’ equity
Preferred stock, $0.01 par value – 5,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $5.00 par value – 150,000,000 shares authorized; 59,296,725 shares issued and 56,304,860 shares outstanding, actual; shares issued and shares outstanding, as adjusted; and shares issued and shares outstanding, on a pro forma combined basis	296,483
Treasury stock, at cost, 2,991,865 shares	(99,683)
Additional paid-in capital	1,303,613
Retained earnings	978,880
Accumulated other comprehensive loss, net of taxes	(156,943)
Total shareholders’ equity	$2,322,350	$		$

Total liabilities and shareholders’ equity	$17,345,741	$		$

Capital ratios:
Tier 1 Capital to Average Assets (Leverage)	9.75%		%		%
Common Equity Tier 1 Capital to Risk-Weighted Assets	10.59%		%		%
Tier 1 Capital to Risk-Weighted Assets	11.37%		%		%
Total Capital to Risk-Weighted Assets	15.00%		%		%

DESCRIPTION OF OUR COMMON STOCK

The following information describes the common stock, par value $5.00 per share, of the Company and supersedes and replaces the description of our common stock in (i) Exhibit 4(viii) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 27, 2020, and (ii) the accompanying prospectus. This description is qualified in its entirety by reference to the Articles and the Bylaws, and to the applicable provisions of the Mississippi Business Corporation Act of 1972, as amended (the “MBCA”), and other applicable provisions of Mississippi law.

General

The Articles authorize the issuance of up to 150,000,000 shares of common stock. A total of 56,367,924 shares were issued and outstanding as of July 18, 2024. The Company’s common stock trades on the NYSE under the symbol “RNST.” As of July 18, 2024, approximately 2,440,393 shares of common stock were reserved for issuance under various employee and director benefit plans that the Company maintains.

The rights and privileges of holders of the Company’s common stock are subject to any preferences that the Company’s board of directors may set for any series of preferred stock that the Company may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.

Broadridge Corporate Issuer Solutions, Inc. serves as the registrar and transfer agent of the Company’s common stock.

Voting Rights

Holders of shares of the Company’s common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. Shareholders do not have cumulative voting rights. Directors are elected by a plurality of votes cast. In all matters other than the election of directors, in general, a majority of votes cast on a matter, whether in person or by proxy, at a meeting of shareholders at which a quorum is present is sufficient to take action on such matter, except that supermajority votes are required to approve specified business combinations, as discussed below.

The Company’s board of directors has adopted a “majority voting” policy. Under this policy, which applies only in an uncontested election of directors, any nominee for director who receives a greater number of “withhold” votes for his or her election than votes “for” such election, although still elected to the board of directors, must promptly tender to the board of directors his or her resignation as a director, which will become effective upon acceptance by the board of directors. If any resignation is tendered under these circumstances, the nominating and corporate governance committee of the Company’s board of directors must consider the resignation and make a recommendation to the board of directors as to whether to accept or reject the director’s resignation. No later than 90 days after the shareholders meeting that resulted in a director being required to submit his or her resignation, the board of directors must consider the recommendation of the nominating committee and act on such resignation.

Supermajority Voting Provision

The Articles contain a “fair price” provision. This provision requires the approval by the holders of not less than 80% of the Company’s outstanding voting stock, and the approval of the holders of not less than 67% of the Company’s outstanding voting stock held by shareholders other than a “controlling party” (defined to mean a shareholder owning or controlling 20% or more of the Company’s outstanding voting stock at the time of the proposed transaction), of any merger, consolidation or sale or lease of all or substantially all of the Company’s assets involving the controlling party. For purposes of the fair price provisions, “substantially all” of the Company’s assets means assets having a fair market value or book value, whichever is greater, that is at least

25% of the value of the Company’s total assets, as set forth on a balance sheet that is as of a date no more than 45 days prior to the proposed transaction. The elevated approval requirements do not apply if (1) the proposed transaction is approved by a majority of the Company’s board of directors or (2) the consideration the Company’s shareholders will receive in the proposed transaction meets certain minimum price requirements set forth in the Articles.

Under the Articles, the affirmative vote of the holders of at least 80% of the total outstanding shares of the Company’s common stock is required to alter, amend, repeal or adopt any provision inconsistent with these fair price provisions.

Dividend Rights

Holders of the Company’s common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, if, as and when declared by the Company’s board of directors, out of funds legally available for these payments. Under the MBCA, the Company may not pay a dividend if, after paying such dividend, (1) the Company would not be able to pay the Company’s debts as they become due or (2) the Company’s total assets would be less than the sum of the Company’s total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders, if any, whose rights are superior to those receiving the distribution.

As a bank holding company, the Company’s ability to pay dividends is substantially dependent on the ability of the Bank to transfer funds to the Company in the form of dividends, loans and advances. Accordingly, the Company’s declaration and payment of dividends depends upon the Bank’s earnings and financial condition, as well as upon general economic conditions and other factors. In addition, under Mississippi law, a Mississippi bank may not pay dividends unless its earned surplus is in excess of three times capital stock. A Mississippi bank with earned surplus in excess of three times capital stock may pay a dividend, subject to the approval of the DBCF. In addition, the FDIC also has the authority to prohibit the Bank from engaging in business practices that the FDIC considers to be unsafe or unsound, which, depending on the financial condition of the Bank, could include the payment of dividends. Accordingly, the approval of the DBCF is required prior to the Bank paying dividends to the Company, and under certain circumstances the approval of the FDIC may be required. Finally, Federal Reserve regulations limit the amount the Bank may transfer to the Company in the form of a loan unless such loan is collateralized by specific obligations.

In addition to the FDIC and DBCF restrictions on dividends payable by the Bank to the Company, the Federal Reserve provided guidance on the criteria that it will use to evaluate the request by a bank holding company such as the Company to pay dividends in an aggregate amount that will exceed the bank holding company’s earnings for the period in which the dividends will be paid, which did not apply to the Company in 2023 or the first quarter of 2024. For purposes of this analysis, “dividend” includes not only dividends on preferred and common equity but also dividends on debt underlying trust preferred securities and other Tier 1 capital instruments. The Federal Reserve’s criteria evaluates whether the holding company (1) has net income over the past four quarters sufficient to fully fund the proposed dividend (taking into account prior dividends paid during this period), (2) is considering stock repurchases or redemptions in the quarter, (3) does not have a concentration in commercial real estate and (4) is in good supervisory condition, based on its overall condition and its asset quality risk. A holding company not meeting these criteria will require more in-depth consultations with the Federal Reserve.

Board of Directors; Filling Board Vacancies

At the Company’s 2024 Annual Meeting of Shareholders, the shareholders of the Company approved an amendment to the Company’s Articles to phase out the classified structure of the board of directors and provide for the annual election of directors. The annual election of directors will be phased in over three years. Directors whose terms expired at the 2024 Annual Meeting and who stood for election at the meeting were elected for a one-year term. At the 2025 Annual Meeting of Shareholders, the directors whose terms expire at such annual meeting and who are standing for election at such meeting, along with the directors elected at the 2024 Annual Meeting (as well as any other nominee for election as a director at such meeting), will be elected for a one-year term. Finally, at the 2026 Annual Meeting of Shareholders, all of the Company’s director nominees will stand for election for a one-year term.

The board of directors may fill a vacancy on the board of directors, including a vacancy created by an increase in the number of directors. Any director elected to the board of directors to fill a vacancy on the board of directors will hold office until the next annual meeting of shareholders. Under the MBCA, shareholders may remove a director with or without cause, but only at a meeting of shareholders called specifically for the purpose of removing such director (a shareholder’s rights to call a meeting are discussed below).

Liquidation and Other Rights

The Company’s shareholders are entitled to share ratably in the Company’s assets legally available for distribution to the Company’s shareholders in the event of the Company’s liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of, or adequate provision for, all of the Company’s known debts and liabilities.

Holders of shares of the Company’s common stock have no preference, conversion or exchange rights and have no preemptive rights to subscribe for any of the Company’s securities. There are no sinking fund provisions applicable to the Company’s common stock. All outstanding common stock is, when issued against payment therefor, fully paid and non-assessable. Such shares are not redeemable at the option of the Company or holders thereof. Finally, subject to the MBCA and NYSE rules, the Company’s board of directors may issue additional shares of the Company’s common stock or rights to purchase shares of the Company’s common stock without the approval of the Company’s shareholders.

Restrictions on Ownership

The ability of a third party to acquire the Company is limited under applicable United States banking laws and regulations. The BHC Act generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring “control” of the Company. Control is generally defined as ownership of 25% or more of the voting stock of a company, the ability to control the election of a majority of the company’s board of directors or the other exercise of a “controlling influence” over a company. For any existing bank holding company, under the BHC Act such bank holding company must obtain the prior approval of the Federal Reserve before acquiring 5% or more of the Company’s voting stock. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, where no other person holds a greater percentage of that class of voting stock, constitutes acquisition of control of the bank holding company.

Anti-Takeover Provisions of the Articles of Incorporation

The Articles contain certain provisions that may make it more difficult to acquire control of the Company by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions, which are summarized below, are designed to encourage persons seeking to acquire control of the Company to negotiate with the Company’s directors. The Company believes that, as a general rule, the interests of the Company’s shareholders are best served if any change in control results from negotiations with the Company’s directors.

Fair Price Provision. The “fair price” provision in the Articles is described above. Subject to certain exceptions, this provision requires the approval by the holders of not less than 80% of the Company’s outstanding voting stock, and the approval by the holders of not less than 67% of the Company’s outstanding voting stock excluding shareholders constituting a “controlling party,” of any merger, consolidation or sale or lease of all or substantially all of the Company’s assets involving the controlling party. This fair price provision makes it more difficult for a third party to obtain approval of a business combination transaction.

Authority to Issue “Blank Check” Preferred Stock. The Company’s board of directors is authorized to issue, without any further approval from the Company’s shareholders, a series of preferred stock with the designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions, as the board of directors determines in its discretion. This authorization may operate to provide anti-takeover protection for the Company. In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not believe is in the Company’s or the Company’s shareholders’ best interests, the board of directors has the ability to quickly issue shares of preferred stock with certain rights, preferences and limitations that could make the proposed takeover attempt more difficult to complete. Such preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.”

The authorization to issue preferred stock may also benefit present management. A potential acquiror may be discouraged from attempting a takeover because the board of directors possesses the authority to issue preferred stock. Thus, management may be able to retain its position more easily. The board of directors, however, does not intend to issue any preferred stock except on terms that the board of directors deems to be in the best interest of Renasant and its shareholders.

Shareholder’s Right to Call a Special Meeting. The Bylaws provide that a shareholder may not call a special meeting of shareholders unless such shareholder owns at least 50% of Renasant’s issued and outstanding stock. This requirement makes it more difficult for a third-party acquiror to call a shareholders’ meeting to vote on corporate matters.

Advance Notice Requirements. The Bylaws require a shareholder who desires to nominate a candidate for election to the board of directors or to raise new business at an annual shareholders’ meeting to provide the Company advance notice not earlier than 120 days and not later than 90 days before the first anniversary of the immediately preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from the anniversary date of the previous year’s meeting, to be timely a shareholder must deliver advance notice not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made if the public announcement is made less than 120 days prior to the annual meeting.

Under the Bylaws, a shareholder must also provide detailed information about the nominee or business and satisfy certain other conditions.

Amendment of Articles of Incorporation and Bylaws

Under Mississippi law, a corporation’s articles of incorporation generally may be amended if the votes cast by shareholders in favor of the amendment exceed the votes cast opposing the amendment, unless a greater number is specified in the articles. The affirmative vote of the holders of at least 80% of the total outstanding shares of the Company’s common stock is required to amend the provisions governing the fair price provisions in the Articles.

The Bylaws may be amended by a majority vote of the Company’s board of directors or the Company’s shareholders.

MATERIAL UNITED STATES TAX CONSEQUENCES

TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that acquire our common stock in this offering and hold it as a capital asset. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Unites States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations at any time. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the statements made and the conclusions reached in the discussion below. There can be no assurance the IRS or a court will agree with our position discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. We cannot assure you that a change in law will not significantly alter the tax considerations described in this discussion.

This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the alternative minimum tax and the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons who have elected to mark securities to market or who hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-exempt organizations, pension plans, tax-qualified retirement plans, or governmental organizations; and

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a non-resident alien;

•	a foreign corporation (or any other entity treated as a corporation for U.S. federal income tax purposes);

•	an estate, the income of which is not subject to U.S. federal income taxation regardless of its source; or

•

a trust that does not have in effect a valid election under the U.S. Treasury Regulations, to be treated as a United States person and either (i) no court within the United States is able to exercise primary supervision over the trust’s administration or (ii) no “United States person” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of that trust.

Distributions on Common Stock

Distributions of cash or property on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its common stock and thereafter capital gain, which is subject to the tax treatment described below in the section entitled “–Sale or Other Taxable Disposition.”

Subject to the discussion below in the sections entitled “–Information Reporting and Backup Withholding” and “–FATCA Withholding” and the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive a reduced withholding rate, a Non-U.S. Holder must furnish a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that holds our common stock through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced income tax treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates that also apply to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below under “–Information Reporting and Backup Withholding” and “–FATCA Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

we are or have been a U.S. real property holding corporation, or USRPHC for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period for our common stock, or the relevant period, and the Non-U.S. Holder (i) disposes of our common stock during a calendar year when our common stock is no longer regularly traded on an established securities market or (ii) owned (directly, indirectly and constructively) more than 5% of our common stock at any time during the relevant period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner as if such holder were a resident of the United States. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder for the year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our United States real property interests as defined in the Code relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Gain from a disposition of our common stock described in the third bullet point above will be subject to tax generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply.

Information Reporting and Backup Withholding

Payments of dividends on our common stock and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker generally will not be subject to backup withholding and the payment of proceeds from the sale of our common stock effected at a U.S. office of a broker will generally not be subject to information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E or other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations or otherwise establishes an exemption.

However, we are required to file information returns with the IRS in connection with any distribution on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock by a Non-U.S. Holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if (i) the proceeds are transferred to an account maintained by the Non-U.S. Holder in the United States, (ii) the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Holder at a U.S. address or (iii) the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless, in each case, the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.

In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is (i) a United States person, (ii) a “controlled foreign corporation” for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period or (iv) a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in the Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, in each case unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) impose a 30% withholding tax on dividends paid on our common stock to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our common stock by, a foreign entity if the foreign entity is:

•

a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•

a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on our common stock and to payments of gross proceeds from a sale or other disposition of our common stock. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not Renasant, will determine whether or not to implement gross proceeds FATCA withholding.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above in the section entitled “—Distributions on Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders of our common stock should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of our common stock.

Under certain circumstances, a Non-U.S. Holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our common stock.

UNDERWRITING

We have entered into an underwriting agreement, dated     , 2024, with Stephens Inc. as representative of the underwriters named below. Subject to certain conditions, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below.

Underwriters	Number of Shares
Stephens Inc.
Raymond James & Associates, Inc.
Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have severally agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel to the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriters an option to purchase up to     additional shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option, in whole or in part, for up to 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the underwriting agreement, to purchase a number of additional shares of common stock from us in approximately the same proportion as set forth in the table above.

Underwriting Discount

The underwriters propose to offer shares of our common stock directly to the public at the price set forth on the cover page of this prospectus supplement. If all of the shares of our common stock are not sold at the public offering price, the representative of the underwriters may change the public offering price and the other selling terms.

The following table shows the public offering price, underwriting discount and proceeds to us, before expenses, on both a per share and aggregate basis. The aggregate amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share	Total No Exercise	Full Exercise
Price to the public
Underwriting discounts and commissions
Proceeds to Renasant Corporation (before expenses)

We estimate that our total offering expenses, excluding the underwriting discount, will be approximately $    . We have also agreed to reimburse the underwriters for certain of their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including, without limitation, certain legal fees and expenses and marketing, syndication and travel expenses.

Lock-Up Agreements

We, and each of our executive officers and directors, have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 60 days after the date of this prospectus supplement, without the prior written consent of the representative of the underwriters, not to:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Exchange Act Rule 16a-1(h), or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, whether the common stock is owned on the date of this prospectus supplement or acquired after the date of this prospectus supplement, or file (with respect to the Company) or cause to be filed any registration statement relating to any of the restricted activities;

•

enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether the swap, hedge or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise; or

•	publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

These restrictions are expressly agreed to in order to preclude us, and our executive officers and directors, from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of our common stock or other securities, in cash or otherwise. These restrictions are subject to customary exceptions.

The representative may, in its sole discretion and at any time and from time to time, without notice, release all or any portion of the shares of our common stock and other securities that are restricted by these agreements from the restrictions listed above.

NYSE Listing

Our common stock is listed and traded on the NYSE under the symbol “RNST.”

Indemnity

We have agreed to indemnify the underwriters and their affiliates, selling agents and controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

Stabilization Transactions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock, including stabilizing transactions, short sales and purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may include the sale by the underwriters of more shares than they are obligated to purchase under the underwriting agreement, creating a short position that may be either a covered short position or a naked short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares described above. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares described above. The underwriters also may sell shares in excess of their option to purchase additional shares, creating a naked short position to the extent of the excess. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

The underwriters also may engage in syndicate covering transactions, which are transactions that involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

These transactions may have the effect of raising or maintaining the market price of the shares of our common stock or preventing or retarding a decline in the market price of the shares of our common stock. As a result, the price of the shares of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares of our common stock. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without notice.

Electronic Prospectus Delivery

A prospectus supplement in electronic format may be made available by e-mail or on the websites maintained by the underwriters. In connection with this offering, the underwriters or certain securities dealers may distribute prospectuses electronically. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate shares of our common stock for sale to online brokerage account holders. Any such allocation of online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or syndicate member is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, the representative is serving as financial advisor to the Company in connection with the Merger.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Investors

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the common shares described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

United Kingdom

Each of the underwriters has represented and agreed that:

•

it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended (the “FSMA”), except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the prospectus rules of the Financial Conduct Authority made under Section 73A of the FSMA;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received in connection with this offering in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (as defined below), each referred to as a Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to as the Relevant Implementation Date, it has not made and will not make an offer of the securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) in such Relevant Member State; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided, that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

•	it is a qualified investor as defined in the Prospectus Directive; and

•

in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (1) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (2) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of the provisions in the two immediately preceding paragraphs, the expression an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for us by Phelps Dunbar LLP, New Orleans, Louisiana. In addition, Covington & Burling LLP, New York, New York, counsel to Renasant, will pass on certain legal matters in connection with the shares of common stock offered by this prospectus supplement. Nelson Mullins Riley  & Scarborough LLP, Atlanta, Georgia, is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Renasant Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of HORNE LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of The First as of December 31, 2023 and 2022, and for the years then ended, have been audited by FORVIS, LLP, independent registered public accounting firm, as set forth in their report therein, included in our Current Report on Form 8-K filed on July 29, 2024, have been incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Rights

Warrants

Units

Renasant Corporation may offer and sell, from time to time, in one or more offerings, together or separately, common stock, preferred stock, depositary shares, debt securities, rights, warrants and units and hybrid securities combining elements of the foregoing.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide by supplements to this prospectus the specific terms and manner of offering of the securities that we actually offer. These prospectus supplements may also add, update or change information contained in this prospectus You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.

We may offer and sell these securities directly or through one or more underwriters, dealers and agents, on a continuous or delayed basis, or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

Our common stock is traded on The NASDAQ Global Select Market, or Nasdaq, under the symbol “RNST.” On October 5, 2021, the last sales price on Nasdaq for our common stock was $37.00. You are urged to obtain current market prices for our common stock. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.

Investing in our securities involves risk. You should refer to the “Risk Factors” section included in the applicable prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission and carefully consider that information before investing in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities will be our equity and debt securities, will not be deposits, savings accounts or other obligations of any bank, and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Our principal executive office is located at 209 Troy Street, Tupelo, Mississippi 38804-4827, and the telephone number at that location is (662) 680-1001.

This prospectus is dated October 12, 2021.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration statement, from time to time, we may sell, either separately or together, common stock, preferred stock, depositary shares, debt securities, rights, warrants, units, and hybrid securities combining elements of the foregoing, in one or more offerings. Unless indicated otherwise, references to “we,” “our,” “us,” “the Company” and “Renasant” are to Renasant Corporation and its subsidiaries on a consolidated basis, and references to “the Bank” or “our Bank” are to Renasant Bank.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement, including the exhibits and the documents incorporated herein by reference, can be read at our website (www.renasant.com), the SEC website (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus and the relevant prospectus supplement. We have not authorized any other person, including any underwriter or agent, to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement, and we will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us from time to time directly to the public or through dealers or designated agents. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

RISK FACTORS

An investment in Renasant securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus, as well as those contained in any applicable prospectus supplement. These risk factors may also be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and is qualified in its entirety by reference to the copy of the applicable document filed with the SEC; you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Information that we file with the SEC can also be found on our website, www.renasant.com, under the “SEC Filings” tab. All Internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information contained on, or accessible through, our website, or any other website described herein, is not a part of and is not (and should not be deemed) incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any subsequently filed document deemed incorporated by reference herein or any free writing prospectus prepared by us or on our behalf. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus or incorporated by reference herein.

This prospectus incorporates by reference the documents set forth below (other than information deemed “furnished” and not filed in accordance with SEC rules, including information furnished pursuant to Items 2.02 and 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021;

•

The information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December  31, 2020 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 18, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed on May 7, 2021, and for the quarter ended June 30, 2021, filed on August 6, 2021;

•	Our Current Reports on Form 8-K and amendments thereto filed with the SEC on January 26, 2021, February 10, 2021, April 27, 2021, April 30, 2021 (two reports), July 27, 2021, and August 13, 2021; and

•

The description of our common stock contained in our Form 8-A Registration Statement filed with the SEC on April 28, 2005, as amended by Amendment No. 1 to Form 8-A Registration Statement filed with the SEC on April 19, 2007, and including any other amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference, provided that any document or information contained in such filings that is deemed “furnished” to, or is otherwise not deemed filed with, the SEC in accordance with SEC rules, including, without limitation, our compensation committee report and performance graph in our definitive proxy statement on Schedule 14A, and information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits, shall not be deemed incorporated by reference herein.

If requested, we will provide to each person, at no cost, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings, you may write or telephone us at the following address:

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Telephone: (662) 680-1001

Attention: Mr. James C. Mabry IV

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein may contain or incorporate by reference statements about us that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about our future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. Our management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the continued impact of the COVID-19 pandemic and related governmental response measures on the U.S. economy and the economies of the markets in which we operate;

•

our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the time frame anticipated by management;

•	the effect of economic conditions and interest rates on a national, regional or international basis;

•	the timing of the implementation of changes in operations to achieve enhanced earnings or effect cost savings;

•	competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries;

•	the financial resources of, and products available to, competitors;

•	changes in laws and regulations, as well as changes in accounting standards;

•	changes in policy by regulatory agencies;

•	changes in the securities and foreign exchange markets;

•	our potential growth, including our entrance or expansion into new markets, and the need for sufficient capital to support that growth;

•	changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;

•	an insufficient allowance for credit losses as a result of inaccurate assumptions;

•	general economic, market or business conditions, including the impact of inflation;

•	changes in demand for loan products and financial services;

•	concentration of credit exposure;

•	changes or the lack of changes in interest rates, yield curves and interest rate spread relationships;

•	increased cybersecurity risk, including potential network breaches, business disruptions or financial losses;

•	civil unrest, natural disasters, epidemics and other catastrophic events in our geographic area;

•	the impact, extent and timing of technological changes; and

•	other circumstances, many of which are beyond management’s control.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Renasant or other matters and attributable to Renasant or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above.

Renasant undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

For any forward-looking statements made in this prospectus or any prospectus supplement, or in any documents incorporated by reference therein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

RENASANT CORPORATION

We are a bank holding company headquartered in Tupelo, Mississippi. Through our wholly-owned bank subsidiary, Renasant Bank, and its subsidiaries, Renasant Insurance, Inc. (“Renasant Insurance”) and Park Place Capital Corporation (“Park Place”), we operate 199 banking, lending, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida, Georgia, North Carolina and South Carolina. Our Community Banks, Mortgage and Wealth Management segments operate out of these offices. Our Bank was originally founded in 1904 as The Peoples Bank & Trust Company. In 1982, we reorganized as a bank holding company. In 2005, we changed our name from The Peoples Holding Company to Renasant Corporation.

Our primary asset is our investment in our Bank. At June 30, 2021, our consolidated total assets were approximately $16.02 billion, our total loans (net of unearned income) were approximately $10.1 billion, our total deposits were approximately $13.1 billion, and our total shareholders’ equity was approximately $2.2 billion.

Community Banks Segment

Substantially all of our business activities are conducted through, and substantially all of our assets and revenues are derived from, the operations of our community banks, which offer a complete range of banking and financial services to individuals and to businesses of all sizes. These services include business and personal loans, interim construction loans, specialty commercial lending, treasury management services and checking and savings accounts, as well as safe deposit boxes and night depository facilities. Automated teller machines are located throughout our market area, and we have interactive teller machines in many of our urban markets. Our Online and Mobile Banking products and our call center also provide 24-hour banking services. Customers can also open deposit accounts and apply for certain types of loans through our Online and Mobile Banking Products.

Through our Mortgage division, we offer both fixed and variable rate residential mortgage loans with competitive terms and fees. In many cases, we originate mortgage loans with the intention of selling them in the secondary market to third party private investors or directly to government sponsored agencies. Depending on a number of factors, we may release or retain the right to service these loans upon the sale.

Wealth Management Segment

Through the Wealth Management segment (which includes the operations of Park Place), we offer a wide variety of fiduciary services and administer (as trustee or in other fiduciary or representative capacities) qualified retirement plans, profit sharing and other employee benefit plans, personal trusts and estates. In addition, the Wealth Management segment offers annuities, mutual funds and other investment services through a third party broker-dealer. Our Wealth Management operations are headquartered in Tupelo, Mississippi, and Birmingham, Alabama, but our products and services are available to customers in all of our markets through our Community Banks.

Insurance Segment

Renasant Insurance is a full-service insurance agency offering all lines of commercial and personal insurance through major carriers and operates nine offices throughout north and north central Mississippi.

Additional Information

Our common stock is traded on the Nasdaq Global Select Market under the symbol “RNST.” Our principal executive office is located at 209 Troy Street, Tupelo, Mississippi 38804-4827, and our telephone number is (662) 680-1001. We maintain a website at www.renasant.com. The foregoing Internet website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

USE OF PROCEEDS

Unless we indicate otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes. These purposes may include (1) providing capital to support our growth organically or through strategic acquisitions, (2) repaying or refinancing existing indebtedness, (3) financing investments in our subsidiaries or capital expenditures and (4) investing the funds in our Bank as regulatory capital. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering at the time of sale. Pending such use, we may place the net proceeds in temporary investments or in deposit accounts at the Bank or we may use the net proceeds to reduce our indebtedness.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, rights, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement and other offering material will describe particular terms of any security we offer, and it may add, update or change the terms and conditions of the securities as summarized in this prospectus. The applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

In addition, for certain types of securities we offer, as discussed below, we may also adopt an amendment to our articles of incorporation or enter into an agreement that will govern the terms of such securities. We will file any such amendment or agreement with the SEC in connection with the offering of the applicable securities. For more information on how you can obtain copies of documents we file with the SEC, see “Where You Can Find More Information” above.

In the descriptions of our common stock, preferred stock, depositary shares, debt securities, rights, warrants and units, the terms “we,” “our” and “us” refer only to Renasant Corporation and not to its subsidiaries.

DESCRIPTION OF COMMON STOCK

This section describes the material terms and provisions of our $5.00 par value common stock, or “common stock,” that we may offer from time to time. The following description of our common stock is only a summary and is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended from time-to-time (our “articles of incorporation”), our Amended and Restated Bylaws, as amended from time-to-time (our “bylaws”), and the Mississippi Business Corporation Act (the “MBCA”) and other applicable provisions of Mississippi law. You should refer to, and read this summary together with, our articles of incorporation and bylaws to review all of the terms of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a prospectus supplement.

General

Our articles of incorporation authorize the issuance of up to 150,000,000 shares of common stock. A total of 55,747,407 shares were issued and outstanding as of September 30, 2021. Our common stock trades on Nasdaq under the symbol “RNST.” As of September 30, 2021, approximately 2,670,000 shares of common stock were reserved for issuance under various employee and director benefit plans that we maintain.

You should note that the rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.

Broadridge Corporate Issuer Solutions, Inc. serves as the registrar and transfer agent of our common stock.

Voting Rights

Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. In general, a majority of votes cast on a matter, whether in person or by proxy, at a meeting of shareholders at which a quorum is present is sufficient to take action on such matter, except that supermajority votes are required to approve specified business combinations and other actions, as discussed below.

Directors are elected by a plurality of votes cast, and shareholders do not have cumulative voting rights. Our board has adopted a “majority voting” policy. Under this policy, which applies only in an uncontested election of directors, any nominee for director who receives a greater number of “withhold” votes for his or her election than votes “for” such election, although still elected to the board, must promptly tender to the board his or her resignation as a director, which will become effective upon acceptance by the board. If any resignation is tendered under these circumstances, the nominating and corporate governance committee of our board must consider the resignation and make a recommendation to the board as to whether to accept or reject the director’s resignation. No later than 90 days after the shareholders meeting that resulted in a director being required to submit his or her resignation, the board must consider the recommendation of the nominating and corporate governance committee and act on such resignation.

Supermajority Voting Provisions

Our articles of incorporation contain a “fair price” provision. This provision requires the approval by the holders of not less than 80% of our outstanding voting stock, and the approval of the holders of not less than 67% of our outstanding voting stock held by shareholders other than a “controlling party” (defined to mean a shareholder owning or controlling 20% or more of our outstanding voting stock at the time of the proposed transaction), of any merger, consolidation or sale or lease of all or substantially all of our assets involving the controlling party. For purposes of the fair price provisions, “substantially all” of our assets means assets having a fair market value or book value, whichever is greater, that is at least 25% of the value of our total assets, as set forth on a balance sheet that is as of a date no more than 45 days prior to the proposed transaction. The elevated approval requirements do not apply if (1) the proposed transaction is approved by a majority of our board of directors or (2) the consideration our shareholders will receive in the proposed transaction meets certain minimum price requirements set forth in our articles of incorporation.

Under our articles of incorporation, the affirmative vote of the holders of at least 80% of the total outstanding shares of our common stock is required to alter, amend, repeal or adopt any provision inconsistent with these fair price provisions.

Dividend Rights

Holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, if, as and when declared by our board of directors, out of funds legally available for these payments. Under the MBCA, we may not pay a dividend if, after paying such dividend, (1) we would not be able to pay our debts as they become due or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders, if any, whose rights are superior to those receiving the distribution. In addition to the MBCA provisions governing our payment of dividends, in July 2020 the Federal Reserve Board (the “Federal Reserve”) issued guidance regarding the criteria that it will use to evaluate a request by a bank holding company like us to pay dividends in an aggregate amount that will exceed the company’s earnings for the period in which the dividends will be paid. For purposes of this analysis, “dividend” includes not only dividends on preferred and common equity but also dividends on debt underlying trust preferred securities and other Tier 1 capital instruments. The Federal Reserve’s criteria evaluates whether the holding company (1) has net income available to common shareholders over the past four quarters sufficient to fully fund the proposed dividend (taking into account prior dividends paid during this period), (2) is not considering stock repurchases or redemptions in the current quarter, (3) does not have a concentration in commercial real estate that exceeds certain thresholds and (4) is in good supervisory condition, based on its overall condition and its asset quality risk. A holding company not meeting these criteria will require more in-depth consultations with the Federal Reserve.

As a bank holding company, our ability to pay dividends is substantially dependent on the ability of our Bank to transfer funds to us in the form of dividends, loans and advances. Accordingly, our declaration and payment of dividends depends upon our Bank’s earnings and financial condition, as well as upon general economic conditions and other factors. In addition, under Mississippi law, a Mississippi bank may not pay dividends unless its earned surplus is in excess of three times capital stock. A Mississippi bank with earned surplus in excess of three times capital stock may pay a dividend, subject to the approval of the Mississippi Department of Banking and Consumer Finance. In addition, the FDIC also has the authority to prohibit Renasant Bank from engaging in business practices that the FDIC considers to be unsafe or unsound, which, depending on the financial condition of the bank, could include the payment of dividends. Accordingly, the approval of the Mississippi Department of Banking and Consumer Finance is required prior to Renasant Bank paying dividends to Renasant, and under certain circumstances the approval of the FDIC may be required. Finally, Federal Reserve regulations limit the amount our Bank may transfer to us in the form of a loan unless such loan is collateralized by specific obligations. We maintain a line of credit collateralized by cash with Renasant Bank totaling $3,079,000. No amounts are outstanding under this line of credit as of the date of this prospectus.

Classified Board of Directors; Filling Board Vacancies

Our board of directors is divided into three classes of directors serving staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors. Under our articles of incorporation, the affirmative vote of the holders of at least 80% of the total outstanding shares of our common stock entitled to vote in the election of directors is required to alter, amend, repeal or adopt any provision inconsistent with the provisions of the articles of incorporation governing our classified board of directors.

The board may fill a vacancy on the board of directors, including a vacancy created by an increase in the number of directors. Any director elected to the board of directors to fill a vacancy on the board will hold office until the next annual meeting of shareholders. Under the MBCA, shareholders may remove a director with or without cause, but only at a meeting of shareholders called specifically for the purpose of removing such director (our shareholders’ rights to call a meeting are discussed below).

Liquidation and Other Rights

Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of, or adequate provision for, all of our known debts and liabilities.

Holders of shares of our common stock have no preference, conversion or exchange rights and have no preemptive rights to subscribe for any of our securities. There are no sinking fund provisions applicable to our common stock. All outstanding common stock is, when issued against payment therefor, fully paid and non-assessable. Such shares are not redeemable at the option of Renasant or holders thereof. Finally, subject to the MBCA and Nasdaq rules, our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Restrictions on Ownership

The ability of a third party to acquire us is limited under applicable United States banking laws and regulations. The Bank Holding Company Act of 1956, as amended, or the “BHC Act,” requires every bank holding company to obtain the prior approval of the Federal Reserve before it acquires all or substantially all of the assets of any bank, merges or consolidates with another bank holding company or acquires ownership or control of any voting shares of any bank if after such acquisition it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. The Federal Reserve will not approve any acquisition, merger or consolidation that would have a substantially anti-competitive effect, unless the anti-competitive impact of the proposed transaction is clearly outweighed by a greater public interest in meeting the convenience and needs of the community to be served. The Federal Reserve also considers capital adequacy and other financial and managerial resources and future prospects of the companies and the banks concerned, together with the convenience and needs of the community to be served and the record of the bank holding company and its subsidiary bank(s) in combating money laundering activities. Finally, in order to acquire banks located outside their home state, a bank holding company and its subsidiary institutions must be “well capitalized” and “well managed.”

Federal and state laws, including the BHC Act and the Change in Bank Control Act, also impose prior notice or approval requirements and ongoing regulatory requirements on any investor that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution or bank holding company. “Control” of a depository institution is a facts and circumstances analysis, but generally an investor is deemed to control a depository institution or other company if the investor owns or controls 25% or more of any class of voting securities. Ownership or control of 5% or more of any class of voting securities and more than one-third of the total equity of a depository institution or bank holding company is also presumed to result in the investor controlling the depository institution or other company, although this is subject to rebuttal.

Anti-Takeover Provisions of Our Articles of Incorporation

Our articles of incorporation contain certain provisions that may make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions, which are summarized below, are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders are best served if any change in control results from negotiations with our directors.

Classified Board of Directors. As described above, our board of directors is divided into three classes, with directors serving staggered three-year terms. The classification of our board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. We believe that this delay may help ensure that our directors, confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, will have sufficient time to review the proposal as well as any available alternatives to the proposal and act in what they believe to be the best interests of our shareholders. The classification provisions, however, apply to every election of directors regardless of whether a change in the composition of our board of directors would be beneficial to us and our shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

The classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Fair Price Provision. The “fair price” provision of our articles of incorporation is described above. Subject to certain exceptions, this provision requires the approval by the holders of not less than 80% of our outstanding voting stock, and the approval by the holders of not less than 67% of our outstanding voting stock excluding shareholders constituting a “controlling party,” of any merger, consolidation or sale or lease of all or substantially all of our assets involving the controlling party. This fair price provision makes it more difficult for a third party to obtain approval of a business combination transaction.

Authority to Issue “Blank Check” Preferred Stock. Our board of directors is authorized to issue, without any further approval from our shareholders, a series of preferred stock with the designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions, as the board determines in its discretion. See “Description of Preferred Stock” below for more information about the terms of any series of preferred stock that the board may decide to issue.

This authorization may operate to provide anti-takeover protection for us. In the event of a proposed merger, tender offer or other attempt to gain control of us that the board of directors does not believe is in our or our shareholders’ best interests, the board has the ability to quickly issue shares of preferred stock with certain rights, preferences and limitations that could make the proposed takeover attempt more difficult to complete. Such preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.”

The authorization to issue preferred stock may also benefit present management. A potential acquiror may be discouraged from attempting a takeover because the board possesses the authority to issue preferred stock. Thus, management may be able to retain its position more easily. The board, however, does not intend to issue any preferred stock except on terms that the board of directors deems to be in the best interest of Renasant and its shareholders.

Shareholder’s Right to Call a Special Meeting. Our bylaws provide that a shareholder may not call a special meeting of shareholders unless such shareholder owns at least 50% of Renasant’s issued and outstanding stock. This requirement makes it more difficult for a third-party acquiror to call a shareholders’ meeting to vote on corporate matters.

Advance Notice Requirements. Our bylaws require a shareholder who desires to nominate a candidate for election to the board of directors or to raise new business at an annual shareholders’ meeting to provide us advance notice not earlier than 120 days and not later than 90 days before the scheduled date of the meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from the anniversary date of the previous year’s meeting, to be timely a shareholder must deliver advance notice not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Under our bylaws, a shareholder must also provide detailed information about the nominee or business and satisfy certain other conditions.

Amendment of Articles of Incorporation and Bylaws

Under Mississippi law, our articles of incorporation generally may be amended if the votes cast by shareholders in favor of the amendment exceed the votes cast opposing the amendment, unless a greater number is specified in the articles of incorporation. The affirmative vote of the holders of at least 80% of the total outstanding shares of our common stock is required to amend the provisions governing our classified board of directors and the fair price provisions of our articles of incorporation.

Our bylaws may be amended by a majority vote of our board of directors or our shareholders.

DESCRIPTION OF PREFERRED STOCK

This section outlines the general provisions of the shares of preferred stock, par value $0.01 per share, or “preferred stock,” that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of any series of preferred stock that we issue. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock to which the prospectus supplement relates.

The following description of the preferred stock, and any description of preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation that our board will adopt relating to the particular series of preferred stock, as well as to applicable provisions of our bylaws, the MBCA and other applicable provisions of Mississippi law. We will file a copy of the articles of amendment with the SEC in connection with the sale of any series of preferred stock. You should refer to, and read this summary together with, such articles of amendment, as well as our articles of incorporation and bylaws, to understand all of the terms of any shares of preferred stock that we may offer.

Finally, the information in “Description of Common Stock” above discussing our classified board of directors and the anti-takeover provisions of our articles of incorporation are equally applicable to the discussion of the terms of our preferred stock.

General

Under our articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, subject to the provisions of our articles, applicable law and Nasdaq rules. Our board of directors may fix the designations, preferences and relative participating, optional or other special rights of, and the qualifications, limitations or restrictions of, each series of preferred stock. As of the date of this prospectus, no series of preferred stock has been designated, and no shares of our preferred stock are issued or outstanding.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation and number of shares of the series of preferred stock;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or the amount or method of calculation of dividends, the payment dates for dividends, whether dividends will be cumulative or non-cumulative, and, if cumulative, the date or dates from and after which dividends will begin to accumulate;

•	whether the shares will be convertible or exchangeable into shares of our common or preferred stock, and, if so, the price and other terms and conditions of conversion or exchange;

•

whether or not the shares of preferred stock will be redeemable and, if redeemable, the redemption price (or the method for calculating the redemption price) and the other terms and conditions relating to the redemption of the shares of preferred stock (including any restriction on redemption when the payment of dividends is in arrears);

•	the amount, if any, payable on the shares of such series of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•

any other powers, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereon, to the extent not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.

The rights of holders of our preferred stock may be adversely affected by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes. Proper corporate purposes include, among other things, issuances to obtain additional financing in connection with acquisitions, in connection with a shareholders’ right plan or otherwise.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on an equal basis with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The prospectus supplement will describe the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. Dividends on any series of preferred stock may be fixed or variable, or both, and may be cumulative or non-cumulative, in each case as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock that ranks equally with or senior to such series of preferred stock. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

Unless all dividends on the preferred stock of each series issued have been paid in full, we will not declare or pay any dividends, or set aside sums for payment of dividends or distributions, on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid in the form of securities ranking junior to the preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange (and any such preferred stock issuable in connection therewith) will be described in the prospectus supplement relating to such series of preferred stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemable or convertible. The applicable prospectus supplement will describe the restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock, including, without limitation, any restrictions on the repurchase or redemption by us on any series of our preferred stock if we are in arrears on the payments of any dividends or sinking fund installments. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

On the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a pro rata portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

•	as required by applicable law.

Under regulations adopted by the Federal Reserve, if the holders of the preferred stock of any series become entitled to vote for the election of directors, whether because dividends on the preferred stock of such series are in arrears or otherwise, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series likely would then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, a holder of such series that exercises a “controlling influence” over us, as determined by the Federal Reserve based on the holder’s total equity investment and other relevant facts and circumstances, could also be subject to regulation under the BHC Act. To the extent a series of preferred stock is deemed a class of voting securities, acquisitions of shares of such series of preferred stock may be subject to the requirements described above under the heading “Description of Common Stock—Restrictions on Ownership.”

Transfer Agent and Registrar

The applicable prospectus supplement will name the transfer agent, registrar, dividend paying agent and depositary, if any, for shares of each series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the articles of amendment to our articles of incorporation for the applicable series of preferred stock that are, or will be, filed with the SEC.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, which we refer to in this prospectus as the “depositary,” under a deposit agreement between us, the depositary and the holders of the depositary receipts. We will identify the depositary in the applicable prospectus supplement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. If necessary, the prospectus summary will also provide a description of the U.S. federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Renasant.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Renasant, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable under the deposit agreement at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Renasant will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Renasant and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Renasant and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of senior debt securities, subordinated debt securities or junior subordinated debt securities. Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under “Subordinated Debt Securities”. In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under “Subordinated Debt Securities”.

The subordinated debt securities and junior subordinated debt securities will be issued under an indenture (the “subordinated debt indenture”) between us and Wilmington Trust, National Association, dated August 22, 2016, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The senior debt securities will be issued under a senior debt indenture (the “senior debt indenture”) between us and a trustee to be identified in the applicable prospectus supplement, a form of which will be filed as an exhibit to the Registration Statement of which this prospectus forms a part. The senior debt indenture and the subordinated debt indenture are referred to in this prospectus collectively as the “indentures” and individually as an “indenture. The specific terms applicable to a particular issuance of debt securities and any variations from the terms below will be set forth in the applicable prospectus supplement.

As of October 1, 2021, we have issued $200 million in subordinated notes under the subordinated debt indenture, $60 million of which are due in 2026, $40 million of which are due in 2031 and $100 million of which are due in 2035.

We have also assumed subordinated notes in connection with our acquisitions of other bank holding companies, and we have issued, or assumed as part of our acquisitions of other bank holding companies, debentures issued in connection with the sale of trust preferred securities. The prospectus supplement that we provide in connection with the offer and sale of any debt securities will include updated information regarding our outstanding indebtedness.

When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities.

The indentures are substantially identical in all material respects except as described below under “Subordinated Debt Securities” in this section. The following is a summary of the material terms of the indentures and debt securities but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the indentures and the debt securities. You should refer to the indentures for complete information regarding the terms and provisions of the indentures and debt securities.

General

Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indentures, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

•	the title of the debt securities;

•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;

•	any limit on the aggregate principal amount of the debt securities;

•	the date(s) when principal payments are due on the debt securities;

•

the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•

provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•

any additional or modified events of default from those described in this prospectus or in the indentures and any change in the acceleration provisions described in this prospectus or in the indentures;

•	any additional or modified covenants from those described in this prospectus or in the indentures with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

As a bank holding company, our ability to make payments on the debt securities will depend primarily on the receipt of dividends and other distributions from Renasant Bank. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other distributions to us. Please refer to the discussion of these restrictions contained in “Description of Common Stock—Dividend Rights” above.

The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of DTC, as the depositary, and registered in the name of Cede & Co. (the depositary’s nominee). DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. The rules applicable to DTC and its participants are on file with the SEC. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.

Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat as the holder of a debt security any persons specified in a written statement of the depositary with respect to that global debt security.

All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”

We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.

We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets

We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:

•

we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

For any series of subordinated debt securities issued under the subordinated debt indenture, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•

default in the payment when due of any installment of interest on any debt security of that series, which default is not cured within 30 days (unless we deposit the entire amount of the interest installment with the trustee or with a paying agent prior to the expiration of this 30-day period);

•	default in the payment when due of principal of or premium on any debt security of that series;

•	default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•

our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series), which breach is not cured within 90 days after delivery of written notice thereof from the trustee to us or from the holders of not less than 25% in principal amount of the outstanding debt securities of that series to us and the trustee, as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization involving us; and

•	any other events of default provided with respect to such series which is specified in a supplement to the indenture.

The applicable prospectus supplement will explain the events of default for any series of senior debt securities issued under the senior debt indenture which we believe will be substantially similar in all material respects to the events of default under the subordinated debt indenture. The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).

If an event of default with respect to any outstanding series of subordinated debt securities occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (with no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indenture discussed in this paragraph which will be disclosed in the applicable prospectus supplement. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any subordinated debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the subordinated debt indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indenture discussed in this paragraph which will be disclosed in the applicable prospectus supplement.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures, we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend the subordinated debt indenture if the holders of at least a majority in principal amount of the outstanding subordinated debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:

•	reduce the amount of securities whose holders must consent to any amendment, supplement or waiver;

•	reduce the interest rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a payment default on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make any payment on any debt security in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities; or

•	waive a redemption payment with respect to any debt security.

We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indenture discussed in this paragraph which will be disclosed in the applicable prospectus supplement.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, through the payment of interest and principal in accordance with their terms, is sufficient in the opinion of a regionally recognized firm of independent public accountants to make all payments of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the subordinated debt securities of that series on the due dates for such payments in accordance with the terms of the subordinated debt indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of subordinated debt securities, on the 91st day after such deposit we will be discharged from any and all obligations in respect of the subordinated debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents). However, this discharge may occur only if, among other things, we have delivered to the trustee an officer’s certificate and a legal opinion stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the subordinated debt indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Under the subordinated debt indenture (and unless otherwise provided by the terms of the applicable series of subordinated debt securities), on and after the 91st day after making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable supplemental indenture, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series. The foregoing is referred to as “covenant defeasance.”

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of subordinated debt securities and the subordinated debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the subordinated debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the subordinated debt securities of that series at the time of the acceleration resulting from the event of default, we will remain liable for those payments.

We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indentures discussed in this section “Defeasance of Debt Securities and Certain Covenants in Certain Circumstances” which will be disclosed in the applicable prospectus supplement.

The Trustee

Wilmington Trust, National Association, is the Trustee under the subordinated debt indenture. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, we maintain banking relationships with the Trustee and its affiliates in the ordinary course of business. These banking relationships include the Trustee serving as trustee under indentures involving certain of our trust preferred securities and junior subordinated debt securities.

If we decide to sell any senior debt securities, we will select a trustee and disclose the name of that trustee in the applicable prospectus supplement.

Upon the occurrence of an event which, after notice or lapse of time or both, would become an event of default under any of our debt securities, or upon the occurrence of an event of default under another indenture under which our Trustee may serve as trustee, our Trustee may be deemed to have a conflicting interest. Under such circumstances, our Trustee must eliminate the conflict or resign. In that event, we would be required to appoint a successor trustee.

Subordinated Debt Securities

The subordinated debt indenture governs the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness will be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

•

a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•

a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.

No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of holders of subordinated debt securities in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)

all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as finance lease obligations on our balance sheet;

(4)

all obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;

(5)	all obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements;

(6)	all direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and

(8)

any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or other obligation described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:

•

indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

The subordinated debt indenture and the subordinated debt securities are governed by and construed in accordance with the laws of the State of New York. Unless otherwise set forth in the prospectus supplement applicable to the particular series of senior debt securities, the senior debt indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of Mississippi.

DESCRIPTION OF RIGHTS

This section describes the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right entitles the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants that we may offer from time to time. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description of the warrants we may offer, and any description of such warrants in a prospectus supplement, is only a summary and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate, both of which we will file with the SEC in connection with any offers of warrants. You should refer to, and read this summary and the prospectus supplement together with, the warrant agreement, including the forms of warrant certificates representing the warrants, relating to the specific warrants that we may offer to understand all of the terms of the warrant agreement and the warrants.

General

We may issue warrants for the purchase of common stock, preferred stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. The applicable prospectus supplement related to an issuance of warrants will describe the terms of such warrants, including the following, as applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the price or prices at which we will issue the warrants;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants and the exercise price for such securities;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	anti-dilution and any other provisions to adjust the number or amount of securities to be delivered upon exercise of the warrants;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	a discussion of material considerations relating to U.S. federal income tax laws and the federal Employee Retirement Income Security Act of 1974, as amended;

•	the identity of the warrant agent; and

•	any other terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or other securities will not have any rights of holders of the common stock, preferred stock or other securities, as applicable, purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Warrant certificates may be exchanged for new warrant certificates of different denominations.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of preferred stock, common stock or such other securities for cash at the exercise price stated in, or calculable as described in, the applicable prospectus supplement and warrant agreement. Warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement and otherwise in accordance with the procedures set forth in the applicable prospectus supplement. Upon the proper exercise of the warrants and our receipt of the full exercise price, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants are exercised, a new warrant certificate will be issued for the remaining warrants.

Warrants may be exercised at any time prior to the close of business on the expiration date. After the close of business on the expiration date (or such later date to which we may extend the expiration date of the warrants), unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Mississippi.

DESCRIPTION OF UNITS

This section outlines the general terms and provisions of the units that we may offer from time to time. We may issue units comprising one or more of the securities described in this prospectus in any combination. The applicable prospectus supplement will describe the specific terms and conditions of any units that we issue.

We will issue each unit so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

A unit agreement will govern the terms of any units we issue. This unit agreement may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

Among other things, the prospectus supplement relating to any units that we issue will specify the following terms of such units:

•

the terms of the units, and the terms of any of the common stock, preferred stock, debt securities and warrants comprising the units, including whether and under what circumstances the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for payment, settlement, transfer or exchange of the units or the securities comprising the units; and

•	whether the units will be issued fully registered or in global form.

You should note that the description of any units we offer in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which we will file with the SEC in connection with any offer of units. We urge you to read the applicable unit agreement and the applicable prospectus supplement in their entirety.

LEGAL MATTERS

Phelps Dunbar LLP, our counsel, will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless otherwise indicated in the applicable prospectus supplement. Phelps Dunbar LLP also provides legal advice to us on a regular basis.

The applicable prospectus supplement will set forth the name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering.

EXPERTS

The consolidated financial statements of Renasant as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference into this proxy statement/prospectus from Renasant’s Annual Report on Form 10-K for the year ended December 31, 2020 in reliance upon the reports of HORNE LLP, independent registered public accountants, as stated in their reports, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    Shares

Common Stock

Prospectus Supplement

    , 2024

Stephens Inc.

Raymond James